                                                                    Exhibit 99.B

                      NON-QUALIFIED STOCK OPTION AGREEMENT

                  THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement), dated as of May 4, 1995, is made by and between Cherokee Inc., a Delaware corporation (the "Company"), and The Newstar Group, a California corporation d/b/a The Wilstar Group ("Optionee").

                                    RECITALS

                  A. The Company wishes to afford Optionee the opportunity to purchase shares of its $0.02 par value Common Stock.

                  B. The Company wishes to carry out the Plan (as defined below) the terms of which are hereby incorporated by reference and made a part of this Agreement.

                  C. The Committee (as defined below), appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Options provided for herein to Optionee as an inducement to enter into or remain in the service of the Company and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue said Options.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  1. Definitions. Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

                           1.1       Board.  "Board" shall mean the Board of
Directors of the Company.

                           1.2       Committee.  "Committee" shall mean the
Stock Option Committee of the Board, appointed as provided in the Plan.

                           1.3       Common Stock.  "Common Stock" means the
Company's $0.02 par value Common Stock.

                           1.4       Company.  "Company" shall mean Cherokee
Inc., a Delaware corporation.

                           1.5       Diluted Common Stock.  "Diluted Common
Stock" means the aggregate of (i) all currently issued and outstanding shares of Common Stock; (ii) plus any shares of Common Stock that arc issuable and minus any shares of Common Stock that are cancelled pursuant to the Prepackaged Plan; and (iii) plus all other shares of Common Stock issuable or in connection with currently outstanding agreements.

                           1.6       Director.  "Director" shall mean a member
of the Board.

                           1.7       Equity Value.  "Equity Value" shall be the
equity value of the Company and shall be computed as the product of the average closing trading price of the Common Stock for any ninety (90) day period during the term of the Management Agreement multiplied by the weighted average number of outstanding shares of Common Stock during such period. If a Uniform Sale occurs during such ninety (90) day period, then the Equity Values at which the Performance Option shall vest and be exercisable shall be prorated as set forth in Section 3.3 hereof.

                           1.8       Exchange Act.  "Exchange Act" shall mean
the Securities Exchange Act of 1934, as amended.

                           1.9       Management Agreement.  "Management
Agreement" shall mean that certain Management Agreement, dated as of May 4, 1995, between the Company and Optionee, as it may be amended from time to time.

                           1.10      Margolis.  "Margolis" shall mean Robert
Margolis, an individual.

                           1.11      Officer.  "Officer" shall mean an officer
of the Company, as defined in Rule 16a-1(f) under the Exchange Act, as such Rule may be amended in the future.

                           1.12      Options.  "Options" shall mean the Wilstar
Option and the Performance Option together.

                           1.13      Prepackaged Plan.  "Prepackaged Plan" means
that certain prepackaged Chapter 11 plan of reorganization that relates to the Company, as confirmed by the Bankruptcy Court on December 14, 1994.

                           1.14      Plan.  "Plan" shall mean any Stock Option
Plan subsequently adopted for employees of Cherokee Inc.

                           1.15      Performance Option.  "Performance Option"
shall mean the non-qualified option to purchase Common Stock of the Company granted under this Agreement as specifically described in Sections 2.3, 2.4, 3.3 and 3.4 of this Agreement.

                           1.16      Rule 16b-3.  "Rule 16b-3" shall mean that
certain Rule 16b-3 under the Exchange Act, as such Rule may be amended in the future.

                           1.17      Secretary.  "Secretary" shall mean the
Secretary of the Company.

                           1.18      Securities Act.  "Securities Act" shall
mean the Securities Act of 1933, as amended.

                           1.19      Termination of Employment.  "Termination of
Employment" shall mean the time when the employee-employer relationship between Margolis and the Company is terminated for any reason, with or without cause, including, without limitation, a termination by resignation, discharge, death or retirement, but excluding any termination where there is a simultaneous reemployment by the Company, or one of its affiliates.

                           1.20      Uniform Sale.  "Uniform Sale" shall mean
the sale of all or substantially all of the assets of the Company's Uniform Division.

                           1.21      Wilstar Option.  "Wilstar Option" shall
mean the non-qualified option to purchase Common Stock of the Company granted under this Agreement as specifically described in Sections 2.1. 2.2, 3.1 and 3.2 of this Agreement.

                                   ARTICLE II

                                GRANT OF OPTIONS

                  2. Grant of Options. For good and valuable consideration the receipt of which is hereby acknowledged, on the date hereof the Company irrevocably grants to Optionee, subject to the terms of this Agreement, the Wilstar Option and the Performance Option, each subject to the terms and conditions of this Agreement.

                           2.1       Wilstar Option.  Under the Wilstar Option,
Optionee shall have the option to purchase any part or all of an aggregate of up to 7 1/2% of the Diluted Common Stock upon the terms and conditions set forth in this Agreement.

                           2.2       Wilstar Option Purchase Price.  The
purchase price of the Common Stock covered by the Wilstar Option shall be $3.00 per share without commission or other charge.

                           2.3       Performance Option.  Under the Performance
Option, Optionee shall, upon the occurrence of certain conditions, have the option to purchase any part or all of an aggregate of up to 22 1/2% of the Diluted Common Stock upon the terms and conditions set forth in this Agreement.

                           2.4       Performance Option Purchase Price.  The
purchase price of the shares Diluted Common Stock covered by the Performance Option shall be $0.02 per share without commission or other charge.

                           2.5       Employment Rights.  Nothing in this
Agreement shall confer upon Margolis any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge Margolis as set forth in the Management Agreement.

                           2.6       Adjustments in Options.  In the event that
the outstanding shares of the stock subject to the Options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split up, stock dividend or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which the Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in the Options shall be made without change in the total price applicable to the unexercised portion of the Options (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the Options' price per share.

                                   ARTICLE III

                            PERIOD OF EXERCISABILITY

                  3. Commencement of Exercisability. The Options shall become exercisable as set forth in this Article III.

                           3.1       Wilstar Option.  The Wilstar Option shall
become exercisable in three (3) cumulative installments as follows:

                                     (a)      The first installment shall
consist of 33 1/3% of the shares covered by the Wilstar Option and shall become exercisable on the date of this Agreement.

                                     (b)      The second installment shall
consist of 33 1/3% of the shares covered by the Wilstar Option and shall become exercisable on the first anniversary of the date of this Agreement.

                                     (c)      The third installment shall
consist of 33 1/3% of the shares covered by the Wilstar Option and shall become exercisable on the second anniversary of the date of this Agreement.

Except as provided in Sections 3.6, 3.7 and 3.8 hereof, no portion of the Wilstar Option that is unexercisable at Termination of Employment shall thereafter become exercisable.

                           3.2       Wilstar Option Duration of Exercisability.
The installments provided for in Section 3.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under Section 3.5.

                           3.3       Performance Option.  The Performance Option
shall vest and be exercisable as follows:

                                     (a)      If a Uniform Sale does not occur:

                  CUMULATIVE
             PERCENTAGE OF DILUTED
           COMMON STOCK EXERCISABLE                 EQUITY VALUE OF THE COMPANY
           ------------------------                 ---------------------------
                      7 1/2%                         EQUAL TO OR GREATER THAN $40,000,000

                      7 1/2%                         EQUAL TO OR GREATER THAN $60,000,000

                       5.00%                         EQUAL TO OR GREATER THAN $80,000,000

                      2 1/2%                         EQUAL TO OR GREATER THAN $100,000,000
                     ------
                     22 1/2%


                                     (b)      If a Uniform Sale occurs:

                  CUMULATIVE
             PERCENTAGE OF DILUTED
           COMMON STOCK EXERCISABLE                  EQUITY VALUE OF THE COMPANY
           ------------------------                  ---------------------------
                      7 1/2%                         EQUAL TO OR GREATER THAN $32,500,000

                      7 1/2%                         EQUAL TO OR GREATER THAN $52,500,000

                       5.00%                         EQUAL TO OR GREATER THAN $72,500,000

                      2 1/2%                         EQUAL TO OR GREATER THAN $92,500,000
                      ------
                     22 1/2%


If a Uniform Sale occurs during the ninety (90) day period during which the Equity Value of the Company is determined, then the Equity Values at which the Performance Option shall vest and be exercisable shall be prorated between the Equity Values set forth in subsection (a) above and the Equity Values set forth in subsection (b) above.

Except as provided in Sections 3.6, 3.7 and 3.8 hereof, no portion of the Performance Option that is unexercisable at Termination of Employment shall thereafter become exercisable.

                           3.4       Performance Option Duration of
Exercisability. For the purposes of this Agreement, Optionee shall be deemed to have earned and shall be fully exercisable in Performance Option in the percentages of the Diluted Common Stock set forth above in the event it achieves at any time prior to Termination of Employment the above-referenced Equity Value thresholds. To the extent that Optionee does not achieve one or more of the appropriate Equity Values set for the above on or before Termination of Employment, the unexercisable portion of the Performance Option shall expire and shall no longer be exercisable. In addition, the Performance Option shall become unexercisable as set forth in Section 3.5.

                           3.5       Term of Options.  The Wilstar Option and
the Performance Option shall have a five (5) year term from the date of this Agreement; however, neither the Wilstar Option nor the Performance Option may be exercised to any extent by anyone after the first to occur of the following events:

                                     (a)      The expiration of three (3) months
from the time of Margolis' Termination of Employment, if such Termination of Employment is pursuant to Section 9.1 or 9.4 of the Management Agreement.

                                     (b)      The expiration of six (6) months
from the date of Optionee's Termination of Employment by reason of Margolis' disability (as such term is defined in Section 9.5 of the Management Agreement) or death; or

                                     (c)      The effective date of either the
merger or consolidation of the Company with or into another corporation where the Company is not the surviving entity, or the acquisition by another corporation or person of all or substantially all of the Company's assets or a majority or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company ("Reorganization Transaction"), unless the Committee waives this provision in connection with Reorganization Transaction. At least thirty (30) days prior to the effective date of such Reorganization Transaction, the Committee shall give Optionee notice of such event if the Option is then outstanding.

                           3.6       Acceleration of Exercisability--Merger.  In
the event of a Reorganization Transaction, not less then thirty (30) days prior to the effective date of such event the Company shall notify Wilstar thereof and the Wilstar Option and/or the Performance Option shall be exercisable as to all the shares covered thereby, notwithstanding that such Option may not yet have become fully exercisable under Section 3.1 and/or Section 3.3; provided. however, that this acceleration of exercisability shall not take place if:

                                     (a)      The Wilstar Option and/or the
Performance Option becomes unexercisable under Section 3.5 prior to said effective date; or

                                     (b)      In connection with such an event,
upon the occurrence of both (i) provision is made for an assumption of the Wilstar Option and/or the Performance Option or a substitution for such options of a new option by an employer corporation or a parent or subsidiary of such corporation and (ii) in the event that the Company has not achieved at least 80% of its Budgeted Earnings (as such term is defined in the Management Agreement during the term of the Agreement up to and including the last completed quarter ending prior to the execution of the definitive agreement with respect to the Reorganization Transaction;

                           The Committee may make such determinations and
adopt such rules and conditions as it, in its reasonable discretion, deems appropriate in connection with such acceleration of exercisability, including, but not by way of limitation, provisions to ensure that any such acceleration and resulting exercise shall be conditioned upon the consummation of the contemplated corporate transaction.

                           3.7       Acceleration of Exercisability--Death or
Disability.  In the event of the death or disability of Margolis:

                                     (a)      all unexercisable Wilstar Options
shall immediately become exercisable; and

                                     (b)      all unexercisable Performance
Options shall no longer be exercisable and shall terminate.

                           3.8       Acceleration of Exercisability--Discharge
Without Cause, Etc. In the event of the termination of the Management Agreement pursuant to Section 9.2 or 9.3 all unexercisable Wilstar Options and Performance Options shall immediately become exercisable.

                                   ARTICLE IV

                               EXERCISE OF OPTION

                  4. Exercise of Options in General. The Wilstar Option and the Performance Option shall be exercisable as set forth in this Article IV.

                           4.1       Person Eligible to Exercise.  The Options
shall be exercisable only by Optionee.

                           4.2       Partial Exercise.  Any exercisable portion
of the Wilstar Option or the Performance Option may be exercised in whole or in part at any time prior to the time when the Wilstar Option or portion thereof and/or the Performance Option becomes unexercisable under Section 3.5.

                           4.3       Manner of Exercise.  Any exercisable
portion of the Wilstar Option and/or the Performance Option may be exercised solely by delivery to the Company at its principal office of all of the following:

                                     (a)      Notice in a properly authorized
writing signed by a qualified officer of Optionee that states that all or a portion of the Wilstar Option and/or the Performance Option is thereby exercised; and

                                     (b)      Full payment (in cash) for the
shares with respect to which such Option or portion is exercised; and

                                     (c)      A bona fide written representation
and agreement, in a form satisfactory to the Committee, signed by Optionee, that states that the shares of stock are being acquired for Optionee's own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act and then applicable rules and regulations thereunder. The Company may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an exercise of either or both of the Options exercise does not violate the Securities Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of the Options shall bear an appropriate legend referring to the provisions of this subsection
(c) and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection (c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such shares; and

                                     (d)      Full payment to the Company (or
other employer corporation) of all which, under federal, state or local tax law, it is required to withhold upon exercise of the Option.

                           4.4       Conditions to Issuance of Stock
Certificates. The shares of stock deliverable upon the exercise of the Options, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and non-assessable.

                           4.5       Rights as Shareholder.  The holder of the
Options shall not be, no have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of the Options unless and until certificates representing such shares shalt have been issued by the Company to such holder.

                                    ARTICLE V

                                OTHER PROVISIONS

                  5. Miscellaneous Provisions. The following provisions shall be a part of this Agreement.

                           5.1       Option Not Transferrable.  Neither the
Options nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Optionee or its successors in interest or shall be subject to disposition by transfer, alienation, anticipation pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

                           5.2       Shares to be Reserved.  The Company shall
at all times during the term of the Options reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

                           5.3       Notices.  All notices, requests, demands
and other communication called for or contemplated hereunder shall be in writing and shall be deemed duly given (i) when received; (ii) four (4) days after being sent by certified or registered United States mail, postage prepaid, with return receipt requested; or (iii) when received by wire or telecopy addressed to the parties at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

                  If to the Company:        Cherokee Inc.
                                            6835 Valjean Avenue
                                            Van Nuys, CA 91406
                                            Attention: Chief Financial Officer
                                            Fax:     (818) 908-9191

                  If to Optionee:           The Wilstar Group
                                            6835 Valjean Avenue
                                            Van Nuys, CA 91406
                                            Attention: Robert Margolis
                                            Fax:     (818) 908-9191

                           5.4       Headings.  Headings are provided herein for
convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

                           5.5       Shareholder Approval.  The Plan may be
submitted for approval by the Company's shareholders within twelve (12) months after the date the Plan was initially adopted by the Board in such event, Wilstar may, but shall not be required to elect to have the Performance Option and the Wilstar Option included as part of the Plan.

                           5.6       Governing Law.  This Agreement shall be
governed by and enforced in accordance with the laws of the State of California applicable to agreements to be entered into and wholly performed within the State of California without reference to the conflicts of law provisions thereof.

                           5.7       Attorneys' Fees.  In the event any action
in law or equity or other proceeding is brought for the enforcement of this Agreement or in connection with an interpretation of the provisions of this Agreement, the Court shall award reasonable attorneys' fees and other costs reasonably incurred in such action or proceeding to the parties based on its judgment of the relative merits of their respective claims.

                  IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.



                                  CHEROKEE INC., a Delaware
                                  corporation, the "Company"



                                  By:________________________________
                                           Name:
                                           President

                                  By:________________________________
                                           Name:
                                           Secretary



                                  THE NEWSTAR GROUP, a California
                                  corporation d/b/a The Wilstar
                                  Group, "Optionee"



                                  By:________________________________
                                           Name:
                                           President

                                  By:________________________________
                                           Name:
                                           Secretary

                                  [Taxpayer Identification Number]

                                 AMENDMENT NO. 1

                                       TO

                    THE NON-QUALIFIED STOCK OPTION AGREEMENT

                  This Amendment No. 1 dated as of the 23rd day of March, 1996, by and between The Newstar Group, a California corporation, d/b/a The Wilstar Group ("Wilstar") and Cherokee Inc., a Delaware corporation (the "Company"), to the Non-Qualified Stock Option Agreement dated as of May 4, 1995 ("Amendment No. 1").

                  WHEREAS, Wilstar and the Company entered into a Non- Qualified Stock Option Agreement dated as of May 4, 1995 (the "Option Agreement");

                  WHEREAS, Wilstar and the Company now desire to amend and modify certain terms and conditions of the Option Agreement;

                  NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Wilstar agree as follows:

                  1. Section 2.3 of the Option Agreement is amended to read in its entirety as follows:

                           2.3 Performance Option. Under the Performance Option, Optionee shall have the option to purchase any part or all of an aggregate of up to 20% of the Diluted Common Stock upon the terms and conditions set forth in this Agreement.

                  2. Section 3.3 of the Option Agreement shall be amended to read in its entirety as follows:

                           3.3 Performance Option. The Performance shall vest and be exercisable as follows:

                                    (a)  With respect to the initial 15% of the
                  Diluted Common Stock, on March 26, 1996; and

                                    (b) With respect to the balance of 5% of the
                  Diluted Common Stock, on April 24, 1996.

                  3. A new Section 4.6 is added to the Option Agreement to read in its entirety as follows:

                           4.6      Forfeiture of Options.

                                    (a) Notwithstanding anything to the contrary
                  contained herein, the parties hereto agree that in the event that: (x) the Company declares any dividend of cash or property or otherwise declares any payment to the holders of its Common Stock (the "Distribution"), (y) Optionee or its assignee has exercised the Performance Options for an amount which in the aggregate is greater than fifteen (15%) of the Diluted Common Stock (the "Additional Shares") so that the Additional Shares would be entitled to such Distribution, and
                  (z) the declaration of such Distribution is prior to the occurrence of either of the following: (i) thirty (30) consecutive trading days during which time the closing price of the Common Stock is no less than $7.60 per share; or (ii) May 31, 1997; then and in such event Optionee agrees that it or any subsequent holder of the Additional Shares shall not be entitled to and shall forfeit any and all rights to the Distribution solely with respect to Additional Shares (the "Forfeiture").

                                    (b) In connection with the Forfeiture,
                  Optionee further agrees as follows:

                                                (i)  until the occurrence
                  of either of the events set forth in (z), above, all share certificates issued in connection with the Additional Shares shall, in addition to such other legends that may be required, contain the following legend:

                  "PURSUANT TO AMENDMENT 1. TO THE REVISED AND RESTATED MANAGEMENT AGREEMENT BY AND BETWEEN THE COMPANY AND THE NEWSTAR GROUP D/B/A THE WILSTAR GROUP, THE HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE HAS IRREVOCABLY AGREED TO WAIVE AND FORFEIT ANY AND ALL RIGHTS IN AND TO ANY DIVIDEND OF CASH OR PROPERTY OR OTHER PAYMENT WITH RESPECT TO THESE SHARES WHICH IS DECLARED BY THE COMPANY PRIOR TO THE OCCURRENCE OF EITHER OF THE FOLLOWING EVENTS: (I) THIRTY (30) CONSECUTIVE TRADING DAYS DURING WHICH TIME THE CLOSING PRICE OF THE COMPANY'S COMMON STOCK IS EQUAL TO OR GREATER THAN $7.60 PER SHARE; OR (II) MAY 31, 1997."

                                                (ii) Optionee agrees that if any
                  of the Additional Shares are sold,
                  transferred, hypothecated, pledged or assigned by it to another holder (the "Transfer") prior to the occurrence of either of the events set forth in (z) above, that, as a precondition of such Transfer that the transferee acknowledge and agree to the Forfeiture as set forth herein; and

                                                (iii) that Optionee and any
                  subsequent holder of the Additional Shares hereby agrees to indemnify and hold harmless the Company from any and all claims, damages, losses, judgments and costs (including attorneys' fees) incurred by the Company in connection with or relating to any claim arising out of or relating to the Forfeiture asserted by any subsequent holder of Additional Shares.

                  4. Except as expressly modified by the terms hereof, all of the terms and conditions of the Option Agreement shall remain in full force and effect.

                  IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed and delivered as of the date first above written.

                                                  CHEROKEE INC.

                                                  ________________________
                                                  By:_____________________
                                                  Its:____________________

                                                  THE NEWSTAR GROUP

                                                  ________________________
                                                  By:  Robert Margolis
                                                  Its: Chief Executive Officer